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                                                                      EXHIBIT 21

                SUBSIDIARIES OF CORPUS CHRISTI BANCSHARES, INC.


The sole subsidiary of Corpus Christi Bancshares, Inc. of Corpus Christi, Texas is:


       Name of Subsidiary                                   C.S.B.C.C., Inc.
       State of Incorporation:                              Delaware

       The sole subsidiary of C.S.B.C.C., Inc. is:

       Name of Subsidiary                                   Citizens State Bank
       State of Incorporation:                              Texas





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